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                                                                     EXHIBIT 4.2


                                   TRUST AGREEMENT

     TRUST AGREEMENT, dated as of February 12, 1998, by and among: (i) National City Bancshares, Inc., an Indiana corporation (the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as trustee and (iii) Michael F. Elliott, Robert A. Keil and Stephen C. Byelick, Jr., each an individual, as trustees (each of such trustees in (ii) and (iii) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     Section 1. The Trust. The trust created hereby shall be known as NCBE Capital Trust I (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     Section 2. The Trust Estate. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del C (S) 3801 et seq (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     Section 3. Amended and Restated Trust Agreement. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities (as defined below) and common securities of the Trust to be referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     Section 4. Certain Authorizations. The Depositor, as the sponsor of the Trust, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust
(a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post- effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust (the "Capital Securities") and certain other securities of the Depositor and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including any pre-effective and post-effective amendments thereto, relating to the registration of the Capital Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq National Market and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the Nasdaq National Market; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under state securities or "Blue Sky" laws; and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form filed as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Nasdaq Stock Market or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company in its capacity as a trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Nasdaq Stock Market or state securities or "Blue Sky" laws. In connection with

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the filings referred to above, the Depositor and Michael F. Elliott, Robert A.
Keil and Stephen C. Byelick, Jr, each as a Trustee and not in their individual capacities, hereby constitute and appoint Michael F. Elliott, Robert A. Keil and Stephen C. Byelick, Jr., and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Nasdaq National Market and administrators of the state securities or "Blue Sky" laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     Section 5. Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 6. Trustees. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Depositor.

     Section 7. Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                             NATIONAL CITY BANCSHARES, INC.,
                                             as Depositor

                                             By: /s/ Robert A. Keil
                                                ------------------------------

                                             Name: Robert A. Keil
                                                  ----------------------------


                                             Title: President
                                                   ---------------------------

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                         WILMINGTON TRUST COMPANY, not in
                         its individual capacity, but solely as trustee

                         By:   /s/  Patricia A. Evans
                               -----------------------------------------------
                         Name: Patricia A. Evans
                               -----------------------------------------------
                         Title: Financial Services Officer
                               -----------------------------------------------
                         /s/   Michael F. Elliott
                         -----------------------------------------------------
                         Michael F. Elliott, not in his individual capacity, but solely as trustee

                         /s/   Robert A. Keil
                         -----------------------------------------------------
                         Robert A. Keil, not in his individual capacity,
                         but solely as trustee

                         /s/  Stephen C. Byelick, Jr.
                         -----------------------------------------------------
                         Stephen C. Byelick, Jr., not in his individual capacity, but solely as trustee